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Exhibit 10.21

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to the "Escrow Agent" (hereinafter defined) pursuant hereto, this "Escrow Agreement") is made and entered into as of August 5, 2004 by and among New Refco Group Ltd., LLC, a Delaware limited liability company (the "Company"), Refco Group Holdings, Inc., a Delaware corporation ("RGHI"), and THL Refco Acquisition Partners ("THL", and together with the Company and RGHI, sometimes referred to herein collectively as the "Other Parties"), and HSBC Bank USA, National Association, a national banking corporation in New York City, New York County, New York (the "Bank").

W I T N E S S E T H:

        WHEREAS, pursuant to that certain Equity Purchase and Merger Agreement (the "Purchase Agreement"), dated as of June 8, 2004, as amended by that certain First Amendment to Equity Purchase and Merger Agreement, dated as of July 9, 2004, among THL, RGHI and the other parties thereto, THL has agreed to acquire from RGHI, and RGHI has agreed to sell to THL, certain membership interests of Refco Group Ltd., LLC, which interests are thereafter being contributed by THL to the Company in exchange for membership interests of the Company;

        WHEREAS, pursuant to Section 2.3 of the Purchase Agreement, the Company shall deliver cash equal to the Post Closing Earn-Out Escrow Amount (as defined in the Purchase Agreement) to the Escrow Agent at the closing of the transactions contemplated by the Purchase Agreement;

        WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Purchase Agreement that the Company, THL, RGHI and Bank execute and deliver this Escrow Agreement;

        WHEREAS, unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement; and

        NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

        1.    Appointment of the Escrow Agent.    Each of the Company, THL and RGHI hereby appoints the Bank as the escrow agent under this Escrow Agreement (the Bank in such capacity, the "Escrow Agent"), and the Escrow Agent hereby accepts such appointment.

        2.    Funds.    In accordance with the terms of the Purchase Agreement, the Company shall deliver to the Escrow Agent $36,370,751 constituting the Post Closing Earn-Out Escrow Amount (the "Funds") to be held by the Escrow Agent in a segregated escrow account in accordance with the terms of the Purchase Agreement and the terms of

        3.    this Escrow Agreement.    The Funds shall be allocated into six (6) separate accounts in the amounts set forth on Schedule I hereto (each an "Earn-Out Account"). Subject to and in accordance with the terms and conditions of this Escrow Agreement, the Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest, release and distribute the Funds. In no event shall the Escrow Agent receive, hold in escrow, invest and reinvest, release or distribute the Funds except in accordance with this Escrow Agreement.

        4.    Investment of the Funds.    Pending disbursement of the Funds in accordance with the terms of the Purchase Agreement and this Escrow Agreement, the Escrow Agent shall invest and reinvest the Funds in Permitted Investments (as defined below). It is expressly agreed and understood by the parties hereto that the Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to and consistent with this Escrow Agreement, except to the extent that such losses are a result of the Escrow Agent's fraud, willful misconduct, gross negligence or breach of this Escrow Agreement. For purposes of this Escrow Agreement, "Permitted Investments" shall mean (i) direct obligations of the U.S. government, obligations guaranteed by the U.S. government and money market funds that invest solely in direct obligations of the U.S. government or in obligations guaranteed by the U.S. government or (ii) any other investment approved in writing by each of the Other Parties. Receipt, investment and reinvestment of the Funds shall be confirmed by the Escrow Agent as soon as practicable following each such transaction by account statement to the Other Parties. Unless directed otherwise, the Escrow Agent may invest the undisbursed balance of the Funds in the HSBC Investor Money Market Fund.

        5.    Disbursement of Funds.    (a) Within one Business Day following the delivery to the Escrow Agent of written instructions signed by the Chief Executive Officer of the Company, in the form attached hereto as Exhibit A, specifying that all or a portion of the Funds shall be paid to the Company from the Earn-Out Account designated in the written instructions, the Escrow Agent shall distribute the applicable Funds as specified in such instructions so long as there are sufficient funds in the Earn-Out Account to make such payment. The Company shall simultaneously deliver a copy of the written instructions delivered to the Escrow Agent to THL and RGHI via the same manner of notice as used for delivery to the Escrow Agent. Within one Business Day of receipt of the applicable Funds from the Escrow Agent, the Company shall disburse such Funds to the entity named by the Earn-Out Account. For purposes of this Escrow Agreement, the term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in New York City, New York.

        (b)   In the event the amount to be distributed in accordance with the written instructions exceeds the amount in the specified Earn-Out Account, the Escrow Agent shall promptly notify RGHI of the amount of the deficiency and RGHI shall be liable for such deficiency in accordance with Section 2.4 of the Purchase Agreement.

        (c)   In the event the amount of any Earn-Out Account exceeds the amount of all obligations with respect to such Earn-Out Account for which Funds were distributed in accordance with one or more written instructions in accordance with Section 4(a), upon receipt of joint written instructions signed by the Chief Executive Officer of the Company, THL and RGHI, the Escrow Agent shall promptly deliver the full amount of such excess to RGHI.

        (d)   Within one Business Day following its receipt of a final, non-appealable written judgment of a court of competent jurisdiction providing for the release of Funds, the Escrow Agent shall distribute such Funds as specified in such written judgment.

        6.    Amounts Distributed or Earned.    All amounts earned with respect to the Funds (whether investment income or otherwise) shall not become part of the Funds and shall be distributed to RGHI within five (5) Business Days after the end of any month in which such amounts are earned.

        7.    Tax Matters.    The Company, THL and RGHI agree that RGHI shall include any amounts earned with respect to the Funds in its gross income for federal, state and local income tax purposes and that RGHI shall be individually liable for payment of all taxes payable with respect to such earnings and all related tax reporting duties. RGHI shall provide the Escrow Agent with its taxpayer identification number documented on the signature page hereto upon execution of this Escrow Agreement. Failure so to provide such forms may prevent or delay disbursements from the Funds and may also result in the assessment of a penalty and the Escrow Agent's being required to withhold tax on any interest or other income earned on the Funds. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

        8.    Scope of Undertaking.    The Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. The Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. The Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Funds and shall not be required to deliver the Funds or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Funds as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility except as set forth in Section 3 and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties or any of them. The Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 8 hereof, its own fraud, willful misconduct, gross negligence or breach of this Escrow Agreement. It is the intention of the parties hereto that the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

        (a)    Reliance; Liability.    The Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and reasonably believed by it in good faith to have been signed or presented by the proper party or parties. The Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Funds pursuant to this Escrow Agreement; provided, however, that in no event shall the Escrow Agent be liable for any lost profits, lost savings or other exemplary, consequential or incidental damages except to the extent that such losses or damages are a result of the Escrow Agent's fraud, willful misconduct, gross negligence or breach of this Escrow Agreement and provided, further, that the Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) the act, failure or neglect of any Other Party, (b) the act, failure or neglect of any agent or correspondent or any other person or entity selected by the Escrow Agent (unless such selection involved fraud, gross negligence or willful misconduct); (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. The Escrow Agent is not responsible or liable in any manner whatsoever for the transaction or transactions requiring or underlying the execution of this Escrow Agreement or for the identity or authority of any person (other than the Escrow Agent) executing this Escrow Agreement or any part hereof or depositing the Funds. The parties hereto shall deliver to the Escrow Agent a list of authorized signatories, as set forth in the attached Schedule A hereto, with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to the Escrow Agent hereunder, and the Escrow Agent shall be entitled to rely on such list with respect to any party until a new list is furnished by such party to the Escrow Agent. The Escrow Agent shall be fully protected in acting on and relying upon any written notice direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed and presented by the proper party or parties.

        9.    Right of Interpleader.    Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Funds, or should a substitute escrow agent fail to be designated as provided in Section 16 hereof, or if the Escrow Agent should have reasonable doubt as to what action to take, the Escrow Agent shall have the right, but not the obligation, to institute a petition for interpleader in a court of competent jurisdiction to determine the rights of the parties hereto and pay into such court all Funds held by the Escrow Agent for holding and disbursement. Should a petition for interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Funds, the Company and RGHI hereby jointly and severally agree to reimburse the Escrow Agent for its reasonable and documented attorneys' fees and any and all other reasonable and documented out-of-pocket expenses, losses, costs and damages incurred by the Escrow Agent in connection with or resulting from such threatened or actual litigation prior to any disbursement hereunder (other than any such threatened or actual litigation that results from a breach by the Escrow Agent of this Escrow Agreement or the gross negligence, willful misconduct or fraud of the Escrow Agent). Without limiting the joint and several nature of their obligations pursuant to the preceding sentence, as between themselves with respect to their obligations pursuant to the preceding sentence, the Company and RGHI agree that they shall each share one-half of the fees and expenses of the Escrow Agent.

        10.    Indemnification.    The Company and RGHI (collectively, the "Indemnifying Parties") hereby jointly and severally agree to indemnify the Escrow Agent, its officers, directors, partners, employees and agents (each hereinafter referred to as an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all reasonable and documented out-of-pocket expenses, including, without limitation, reasonable attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation, tax liability (other than taxes payable with respect to fees paid or other income hereunder) suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the fraud, willful misconduct or gross negligence of, or breach of this Escrow Agreement by, the Escrow Agent or such Indemnified Party. If any action or proceeding is brought against any Indemnified Party with respect to which indemnity may be sought from the Indemnifying Parties pursuant to this section, or an Indemnified Party receives notice from any potential claimant, such Indemnified Party shall, as promptly as practicable after receiving notice thereof, give written notice to the Indemnifying Parties of the commencement of such action or proceeding or of the existence of any such claim (any such action, proceeding or notice hereinafter referred to as a "Claim") and furnish the Indemnifying Parties with copies of any summons or other legal process received by such Indemnified Party and other documents and information in the possession of such Indemnified Party as to the nature and basis of the claim; provided, that no failure to give or delay in giving such notice or such documents and information shall relieve the Indemnifying Parties from any of their indemnification obligations hereunder except to the extent such obligations could have been reduced or avoided in the absence of such failure or delay. In case any such Claim shall be brought against any Indemnified Party, the Indemnifying Parties will be entitled to participate in the defense of such Claim, and, after written notice from the Indemnifying Parties to such Indemnified Party, to jointly assume the defense of such Claim with a single counsel mutually agreed upon and appointed by the Indemnifying Parties and which counsel is reasonably acceptable to such Indemnified Party at the Indemnifying Parties' joint expense or, alternatively, if only one, but not both, of the Indemnifying Parties elects to assume the defense of such Claim, then such party will, after written notice to the non-electing Indemnifying Party and such Indemnified Party, be entitled to defend such Claim separately with the cost of such defense to be shared equally by the Indemnifying Parties (in each case the Indemnifying Parties shall not thereafter be responsible for the fees and disbursements of any separate counsel retained by such Indemnified Party in connection with such action or proceeding, except as provided below in this section). For the avoidance of doubt, if the Indemnifying Parties shall jointly assume the defense of any Claim against any Indemnified Party, such defense shall be jointly controlled by the Indemnifying Parties and all decisions relating thereto shall be mutually agreed upon by the Indemnifying Parties. If only one of the Indemnifying Parties shall elect to assume the defense of any Claim separately, such party shall obtain the prior written consent of (i) the non-electing Indemnifying Party before entering into any settlement of such Claim if the settlement imposes any cost, expense or obligation on the non-electing Indemnifying Party or does not expressly and unconditionally release the non-electing Indemnifying Party from all liabilities and obligations with respect to such Claim (other than sharing equally in the cost thereof as set forth above) and (ii) the Indemnified Party if the settlement imposes any cost, expense or obligation on the Indemnified Party or does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such Claim. Notwithstanding any election by the Indemnifying Parties to assume the defense of any such Claim, such Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such Claim at the Indemnified Party's expense; provided, however, that such Indemnified Party shall not have the right to settle any such Claim without the prior written consent of the Indemnifying Parties. Notwithstanding anything to the contrary contained in this Section 10, the Indemnifying Parties agree, as between themselves, to share in the aggregate amount of any indemnifiable costs or expenses for which any Indemnified Party may be liable in such equitable proportion as is appropriate to reflect their respective relative fault in connection with the acts or omissions which resulted in such costs or expenses. The relative fault of the Company and RGHI shall be determined by reference to whether the acts or omissions at issue were those of the Company and RGHI, respectively. If any amount paid by the Company or RGHI pursuant to this Section 10 is in excess of the amount allocable to it in accordance with the provisions of this section, the party that paid such excess amount shall be entitled to reimbursement of such excess amount (plus all reasonable attorneys' fees and documented expenses incurred in connection with enforcing this provision) from the other.

        11.    Compensation and Reimbursement of Expenses.    Upon execution of this Escrow Agreement, the Company shall pay the Escrow Agent for its services hereunder in accordance with the Escrow Agent's fee schedule as agreed to by the parties separately in writing. In addition, the Company shall pay all reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in connection with the performance of its duties hereunder and otherwise in connection with the operation and administration of this Escrow Agreement, including, without limitation, attorneys' fees, brokerage costs and related expenses incurred by the Escrow Agent, in each case to the extent reasonably necessary (collectively, "Other Expenses"). The Company shall be liable to the Escrow Agent for the payment of all Other Expenses. Notwithstanding the foregoing, the Company shall not be responsible for any Other Expenses to the extent (i) such expenses arise out of, relate to or result from the Escrow Agent's breach of this Escrow Agreement or the gross negligence, willful misconduct or fraud of the Escrow Agent or (ii) such expenses arise pursuant to Sections 9 or 10 above (in which case such expenses will be shared by RGHI and the Company as provided for in such sections).

        12.    Funds Transfer.    All disbursements of the Funds shall be made by wire transfer of immediately available U.S. Federal Funds pursuant to the following instructions or as subsequently provided:

If to the Company:

Bank:	Harris Trust and Savings Bank - Chicago
ABA#:	071 000 288
AC#:	390-4406
Ref:	Refco Capital, LLC, for further credit to Refco Group Ltd., LLC, for further credit to New Refco Group Ltd., LLC

If to RGHI:

Bank:	JP Morgan
ABA#:	021000021
AC#:	066636752
Ref:	Refco Group Holdings, Inc.

        13.    Notices.    Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by facsimile machine, in each case to the address or facsimile number, as the case may be, set forth below:

If to the Escrow Agent:

HSBC Bank USA, National Association 452 Fifth Avenue New York, NY 10018 Attn: Corporate Trust Facsimile No.: 212.525.1300

If to the Company:

New Refco Group Ltd., LLC One World Financial Center 200 Liberty Street Attn: Chief Executive Officer Facsimile No.: 212.693.7686

with a copy to:

Weil, Gotshal & Manges LLP 101 Federal Street Boston, MA 02110 Attn: James Westra Facsimile No.: 617.772.8333

and

Weil, Gotshal & Manges LLP 200 Crescent Court, Suite 300 Dallas, TX 75201 Attn: R. Jay Tabor Facsimile No.: 214.746.7777

If to RGHI:

c/o Refco Group Ltd., LLC One World Financial Center 200 Liberty Street New York, NY 10281 Attn: Phillip R. Bennett Facsimile No.: 212.693.7686

with a copy to:

Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, NY 10019 Attn: Joseph P. Collins Facsimile No.: 212.262.1910

If to THL:

Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110 Attn: Scott Schoen Scott Jaeckel George Taylor Facsimile No.: 617.227-3514

with a copy to:

Weil, Gotshal & Manges LLP 100 Federal Street Boston, MA 02110 Attn: James Westra Facsimile No.: 617.772.8333

and

Weil, Gotshal & Manges LLP 200 Crescent Court, Suite 300 Dallas, TX 75201 Attn: R. Jay Tabor Facsimile No.: 214.746.7777

Delivery of any communication given in accordance herewith shall be effective only upon actual receipt or when receipt is refused if personally delivered, on the second business day after it was sent if sent by certified mail, or upon receipt by the sender of a facsimile transmission report or other appropriate evidence that the facsimile has been transmitted to the addressee during normal business hours if sent by facsimile; provided, however, that notwithstanding the foregoing, in the case of the Escrow Agent, any notice, request or instruction shall not be deemed to be received by the Escrow Agent unless and until actually received (at the address provided herein). Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

        14.    Consultation with Legal Counsel.    The Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

        15.    Choice of Laws; Cumulative Rights; Jurisdiction.    All of the Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. This Escrow Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY OR THE COMMERCIAL DIVISION CIVIL BRANCH OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, FOR THE RESOLUTION OF ANY SUCH DISPUTE, CONTROVERSY, CONFLICT, LITIGATION OR ACTION.

        16.    Resignation.    The Escrow Agent may resign hereunder upon thirty (30) days prior notice to the Other Parties. Upon the effective date of such resignation, the Escrow Agent shall deliver the Funds to any substitute escrow agent designated by the Other Parties in writing. If the Other Parties fail to designate a substitute escrow agent within thirty (30) days after the giving of such notice, the Escrow Agent may institute a petition for interpleader. The Escrow Agent's sole responsibility after such 30-day notice period expires shall be to hold the Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction at which time of delivery the Escrow Agent's obligations hereunder shall cease and terminate, except that such resignation shall not relieve the Escrow Agent from any liability, losses, costs, damages or claims that result from a breach by the Escrow Agent of this Escrow Agreement or the gross negligence, willful misconduct or fraud of the Escrow Agent. The Escrow Agent or successor agent shall continue to act as escrow agent hereunder until a successor is appointed and qualified to act as the escrow agent.

        17.    Termination by the Company, THL and RGHI.    By mutual agreement, the Company, THL and RGHI shall have the right at any time upon not less than ten (10) days prior written notice to the Escrow Agent to terminate their appointment of the Escrow Agent as the escrow agent, or any successor escrow agent, as escrow agent hereunder. The Escrow Agent or successor agent shall continue to act as escrow agent hereunder until a successor is appointed and qualified to act as the escrow agent.

        18.    Assignment.    None of the Company, RGHI, THL or the Escrow Agent shall have the right to assign this Escrow Agreement or any of their respective rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the non-assigning Other Parties and any attempted assignment without the required consent of such other party shall be void.

        19.    Severability.    If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

        20.    Termination.    This Escrow Agreement shall terminate upon the disbursement, in accordance with Section 4 hereof, of the Funds in full; provided, however, that in the event all fees, expenses, costs and other amounts required to be paid to the Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Sections 9 and 10 hereof shall survive the termination hereof; provided, further, such termination shall not relieve the Escrow Agent from any liability, losses, costs, damages or claims that result from a material breach by the Escrow Agent of this Escrow Agreement or the gross negligence, willful misconduct or fraud of the Escrow Agent.

        21.    Waiver of Offset Rights.    The Escrow Agent hereby waives any and all rights to offset that it may have against the Funds including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages, or other losses that Escrow Agent may be otherwise entitled to collect from any party to this Escrow Agreement.

        22.    General.    The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither the Other Parties nor the Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, trustees, receivers and permitted assigns. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person or entity any rights, remedies or any other type or types of benefits. If performance by any party to this Escrow Agreement is delayed or prevented by any act of God, terrorism, fire, flood or other casualty, strike, national emergency or other cause beyond the reasonable control of a party, then the period of such party's performance of the applicable obligation shall be automatically extended for the same amount of time that such party is so delayed or hindered. The affected party shall use its best efforts to remove the cause of delay and shall notify the other parties to this Escrow Agreement in writing of any such delay or failure promptly after the commencement of the event relied upon for its delay or failure to comply with its obligations.

        IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.

        Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding

        Tax Certification: Taxpayer ID#: 36-3366699

NOTE:  The following certification shall be used by and for a U.S. resident only. Non-residents must use and provide Form W8-BEN

Customer is a (check one):

Corporation	Municipality	Partnership	Non-profit or Charitable Org
Individual	REMIC	Trust	Other

Under the penalties of perjury, the undersigned certifies that:

(1)
the entity is organized under the laws of the United States;

(2)
the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)
it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

REFCO GROUP HOLDINGS, INC.
By:	/s/ PHILLIP BENNETT
Name:	Phillip Bennett
Title:	President
"RGHI"

NEW REFCO GROUP LTD., LLC
By:	/s/ SCOTT SCHOEN
Name:	Scott Schoen
Title:	President
"COMPANY"
THL REFCO ACQUISITION PARTNERS
By: THL Refco GP LLC, a general partner
By:	/s/ SCOTT SCHOEN
Name:	Scott Schoen
Title:	President
"THL"
HSBC BANK USA, NATIONAL ASSOCIATION, as Escrow Agent
By:	/s/ FRANK J. GODINO
Name:	Frank J. Godino
Title:	Escrow Agent
"ESCROW AGENT"

Exhibit A

Disbursement Notice

        The undersigned hereby gives notice (this "Notice") pursuant to Section 4 of that certain Escrow Agreement (the "Agreement"), dated as of August 5, 2004, by and among HSBC Bank USA, National Association, as escrow agent (the "Escrow Agent"), New Refco Group Ltd., LLC (the "Company"), Refco Group Holdings, Inc. ("RGHI") and THL Refco Acquisition Partners ("THL"), and direct the Escrow Agent to disburse [amount of funds] from the            Account to the Company. Capitalized terms used but not defined in this Closing Notice shall have the meanings ascribed thereto in the Agreement.

        IN WITNESS WHEREOF, the undersigned has caused this Disbursement Notice to be executed and delivered on this [            ] day of [            ], 200[            ].

NEW REFCO GROUP LTD., LLC
By:

Name:

Title:

Schedule I

Earn-Out Accounts

Name of Account	Amount
MacFutures Ltd. Account	$25,000,000
Friedberg Mercantile Group Account	6,780,361
Spear, Leads and Kellogg, L.P. Account	2,727,917
LFG Account	600,000
CFG Financial Group Inc. Account	906,363
Carlton Brokerage Ltd. Account	356,110

Schedule II

        The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by the following on behalf of the Company.

Phillip R. Bennett	True Signature

Robert C. Trosten	True Signature

        The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by the following on behalf of THL.

Scott Schoen	True Signature

Scott Jaeckel	True Signature

        The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by the following on behalf of RGHI.

Phillip R. Bennett	True Signature

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  Exhibit 10.21
Exhibit A
Schedule I
Schedule II